UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2016

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 West Avenue, Darien, Connecticut		06820
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-202-8900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On November 1, 2016, Genesee & Wyoming Inc. (“G&W”) completed the acquisition of Providence and Worcester Railroad Company (“P&W”) through the merger (the “Merger”) of Pullman Acquisition Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of G&W, with and into P&W, with P&W surviving the Merger as a wholly-owned subsidiary of G&W, pursuant to the terms of the Merger Agreement, dated as of August 12, 2016 (the “Merger Agreement”), by and among G&W, Merger Sub and P&W. A copy of the press release announcing completion of the acquisition is attached hereto as Exhibit 99.1. The attached Exhibit 99.1 is incorporated into this Item 8.01 by reference.

Immediately following consummation of the Merger, G&W transferred the stock of P&W to a voting trustee to hold such shares of stock in trust pending receipt of final U.S. Surface Transportation Board (“STB”) approval, authorization or exemption, as the case may be, with respect to the Merger, pursuant to the Voting Trust Agreement (the “Voting Trust Agreement”), dated as of October 31, 2016, between R. Lawrence McCaffrey (the “Trustee”) and G&W. The Voting Trust Agreement governs the terms upon which G&W has transferred the stock of P&W to the Trustee to hold such shares of stock in trust pending formal STB approval of G&W’s control of P&W, consistent with a written informal opinion from the staff of the STB that the proposed voting trust submitted by G&W to the STB would insulate G&W from unauthorized control of P&W between the effective time of the Merger and receipt of such STB approval.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit	Description

Exhibit 99.1 Press release, dated November 1, 2016 announcing the completion of the acquisition of Providence and Worcester Railroad Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

November 1, 2016	By:	/s/ Allison M. Fergus

Name: Allison M. Fergus
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated November 1, 2016 announcing the completion of the acquisition of Providence and Worcester Railroad Company.